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                                                                    EXHIBIT 23.2


The Members
Gainor Medical Management, LLC


We consent to the incorporation by reference in the registration statements (No. 333-69347, 333-02283, 333-01883, and 333-01539) on Form S-8 of Matria
Healthcare, Inc. of our report dated March 19, 1999, with respect to the consolidated balance sheet of Gainor Medical Management, LLC and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, members' equity and comprehensive income, and cash flows for the year then ended which report appears in the Form 8-K of Matria Healthcare, Inc. dated April 5, 1999.

                                                      KPMG LLP


Atlanta, Georgia
April 5, 1999